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                                                                   EXHIBIT 10.2

                           SOFTWARE LICENSE AGREEMENT

        This License Agreement (the "Agreement") is entered into and effective as of November 10, 2000 (the "Effective Date") by and between Natural Alternatives International, Inc., a Delaware corporation with its principal place of business at 1185 Linda Vista Drive, San Marcos, California 92069 ("Licensee"), on the one hand, and FitnessAge Incorporated, a Nevada corporation with its principal place of business at 4250 Executive Square, Suite 101, La Jolla, CA 92037 ("Licensor"), on the other.

        WHEREAS, Licensor owns and/or controls certain computer programs (the "Program" as defined below), along with certain related proprietary trade secrets, trademarks, patents, patent applications and other technological know-how, relating to the Program, all of which, including, without limitation, the Program, is collectively known herein as the Licensed Property;

        WHEREAS, Licensor and Licensee have previously formed an LLC known as Custom Nutrition, LLC, which has, inter alia, received a license to and used the Licensed Property to assist in the exploitation of Licensee's products;

        WHEREAS, Licensor is currently indebted to Licensee in an amount in excess of $750,000, the promissory notes for which became due and payable on November 10, 2000 (the "Loan Obligation"); and

        WHEREAS, Licensor and Licensee have agreed in writing to extend the due date of the Loan Obligation in exchange for additional securitization thereof, including, without limitation, this Software License Agreement and a Security Agreement of even date herewith.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by each of the parties hereto, it is agreed as follows:

        1. License: Licensor hereby grants to Licensee a perpetual, irrevocable, non-exclusive, royalty-free, worldwide license to use display, modify, sub-license, commercialize, and otherwise exploit the Licensed Property, subject to the terms and conditions hereinafter set forth (the "License"), and specifically excluding the rights licensed by Licensor to Custom Nutrition, LLC pursuant to the License Agreement dated as of November 11, 1999, by and between Licensor and Custom Nutrition LLC. It is understood and agreed by the parties hereto that this License is and shall be an element of the collateral for the secured Loan which is the subject of the Loan Documents, and, as such, is subject to the terms and conditions of the revised Security Agreement, entered into as of the Effective Date.

        2. Consideration: As consideration for the performance by Licensor of all of its obligations and grant of all rights to Licensee herein, Licensee shall forego the immediate foreclosure of the Loan Obligation, and shall agree to extend the repayment of the same as set forth in the Second Amendment to Loan Agreement between Licensor and Licensee dated November 10, 2000 (the "Loan Agreement").

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        3. The Program: The Program shall consist of the modules or components, shall perform the functions and shall comply with the proposals and specifications, identified or set forth on Schedule "A" to the Source Code Escrow Agreement, executed concurrently herewith, a copy of which is annexed hereto as Exhibit "A" (the "Escrow Agreement"), which modules and/or components together comprise a system known as the FitnessAge Assessment Application System.

        4. Documentation: The Documentation shall consist of all operator and user manuals, training materials, guides, listings, specifications, and other materials for use in conjunction with the Program, as set forth in Schedule "B" to the Escrow Agreement. Licensor shall deliver to the Escrow Agent, as specified below, five (5) complete copies of the Documentation. Licensee shall have the right, as part of the license granted herein, to make as many additional copies of the Documentation for its own use as it may determine.

        5. Source Code: No later than the full execution of this Agreement, Licensor shall place in escrow a fully commented and documented copy of the source code form of the Program, a listing thereof and all relevant Documentation, a listing thereof and Commentary pursuant to the Escrow Agreement (collectively the "Deposit"). Licensee shall be entitled to receive a copy of the Deposit under the circumstances set forth in the Escrow Agreement, and may then use any or all of the deposit for its own benefit. If Licensor corrects any defects in, or provides any revisions to, the Program under this Agreement, under any software maintenance agreement, or for any other reason, Licensor shall simultaneously furnish the Escrow Agent with a corrected or revised copy of the source code form of the Program, a revised listing thereof, and revised Documentation.

        6. Term: This Agreement shall commence upon the Effective Date and shall continue until the last expiration of a term of any of the intellectual property transferred hereunder.

        7. New Location: Licensee may, at any time, without prior notice to or consent of Licensor, transfer or copy the Program to an unlimited number of locations other than the site of initial installation for use on any other central processing unit ("CPU") which is owned or controlled by Licensee or by subsidiaries or other entities owned or controlled by Licensee.

        8. Training: The License includes training of Licensee's employees on the use and operation of the Program, including instruction in any necessary conversion of Licensee's data for such use.

        9. Licensor's Warranties: Licensor hereby warrants and represents to Licensee as follows:

               (a) Ownership. Licensor is the owner of the Program or otherwise has the right to grant to Licensee the License without violating any rights of any third party, and there is currently no actual or threatened suit by any such third party based on an alleged violation of such right by Licensor;

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               (b) Intellectual Property Rights. The use, public display, public performance, reproduction, distribution, or modification of the Program and/or Documentation does not and will not violate the rights of any third parties, including, but not limited to, copyrights, trade secrets, trademarks, publicity, privacy, and patents;

               (c) Functionality. The Program, and each module or component and function thereof, will be capable of operating fully and correctly in the same manner, with the same hardware and the same operating system as it has been operated by Custom Nutrition, LLC since the inception of its utilization by Custom Nutrition, LLC and as it is currently operating, and as it is contemplated to operate within the six (6) months following the Effective Date. The Program will be capable of adapting to current hardware and operating systems as reasonably contemplated by the parties currently utilizing the Program;

               (d) Warranty Period. For a period of one (1) year from the Effective Date, as specified above (the "Warranty Period") and for the term of any Program Maintenance Contract, the Program shall (i) be free from defects in material and workmanship under normal use and remain in good working order, and
(ii) function properly and in conformity with the warranties herein and in accordance with this Agreement and the uses of the Program contemplated by the parties hereto, including updates or new releases, and the Documentation shall completely and accurately reflect the operation of the Program;

               (e) Capacity. During the Warranty Period and for the term of any Program Maintenance Contract, the Program can and shall maintain, use, update, and otherwise process the number of transactions reasonably required to perform to the expectations of Licensee and Custom Nutrition, LLC without adversely affecting its response time or other performance, and shall do so in acceptable time frames;

               (f) Reliability. During the Warranty Period and for the term of any Program Maintenance Contract, the Program, can maintain the uptime or reliability standards consistent with current standards in the relevant segment of the software industry;

               (g) Remedies for Breach of Program Warranties. In the event that the Program does not meet the above warranties, Licensor shall provide at no charge during the Warranty Period or the term of any Program Maintenance Contract, the necessary software and services required to attain the levels or standards set forth in said warranties;

               (h) Service and Maintenance. Licensor warrants that each of its employees or subcontractors assigned to perform any work hereunder, and under any Program Maintenance Contract, shall have the proper skill, training and background so as to be able to perform in a competent and professional manner and that all work will be so performed;

               (i) Service Warranty. For the Warranty Period and the term of any Program Maintenance Contract, Licensor warrants that it shall maintain the Program in good working order, keep it free from defects in material and workmanship, and remedy any failure of the Program to perform in accordance with this Agreement (including the warranties set forth herein), any Exhibits hereto, or which impairs Licensee's use thereof, or any other malfunction,

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defect or non-conformity in the Program, which shall be provided as follows:
Licensor agrees to respond to any request for service due to a failure, malfunction, defect or non conformity by telephone response by a qualified and knowledgeable representative within four (4) hours of receipt of such request and such representative shall render continuous effort, via telecommunications, to remedy the failure, malfunction, defect or non-conformity. If such failure, malfunction, defect or non-conformity cannot be remedied by such means within twenty-four (24) hours of receipt of such request, Licensor shall immediately send at least one qualified and knowledgeable representative to Licensee's Site and said representative(s) will furnish continuous effort to remedy the failure, malfunction, defect or non-conformity.

        10. Program Maintenance:

               (a) During the warranty period, and for the term of any Program Maintenance Contract Licensor shall promptly notify Licensee of any defects or malfunctions in the Program or Documentation of which it learns from any source. Licensor shall promptly correct any defects or malfunctions in the Program or Documentation discovered during such warranty period and the term of any Program Maintenance Contract and provide Licensee with corrected copies of same, without additional charge. Licensor's obligation hereunder shall not affect any other liability which it may have to Licensee.

               (b) Licensor shall provide to Licensee, without additional charge, copies of the Program and Documentation revised to reflect any enhancements to the Program made by Licensor during the warranty period and the term of any Program Maintenance Contract. Such enhancements shall include all modifications to the Program which increase the speed, efficiency or ease of operation of the Program System, or add additional capabilities to or otherwise improve the functions of the Program System.

        11. Additional Support: During the warranty period and for the term of any Program Maintenance Contract, Licensor shall provide to Licensee, without additional charge, all reasonably necessary telephone, email or other written consultation requested by Licensee in connection with its use and operation of the Program or any problems therewith.

        12. Program Maintenance Contract and Renewal Option: After expiration of the Warranty Period, if Licensee elects, Licensor shall provide maintenance, additional support and enhancements in connection with the Program, pursuant to the terms of a Program Maintenance Contract, the terms of which shall be at least as favorable to Licensee as any other Program Maintenance Contract in effect at the time of Licensee's election hereunder, pursuant to paragraph 18 below. Licensor grants to Licensee the option to renew the Program Maintenance Contract for seven (7) one-year terms after the initial one-year term. In addition to any rights otherwise granted to Licensee hereunder, as part of the Program Maintenance Contract, Licensor shall make available to Licensee all updates and enhancements to the Program. For each update or enhancement, Licensor warrants and represents that the installation of such update or enhancement shall not give rise to any additional costs and the installation of the update or enhancement shall not adversely affect the Program performance as warranted herein. Licensee shall have the right to refuse to utilize any such update or enhancement, and such refusal shall not relieve Licensor of its obligations for support, warranty and maintenance of the Program.

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Any additional services during the Warranty Period or the term of any Program
Maintenance Contract shall be provided upon Licensee's request at Licensor's standard time and materials rates.

        13. Licensee Modifications: Licensee shall have the right (subject to the rights of Custom Nutrition, LLC to the Program), in its own discretion, to independently modify and use the Program for its own purposes, through the services of its own employees or of independent contractors, provided that same agree not to disclose or distribute any part of the Program to any other person or entity or otherwise violate Licensor's proprietary rights therein. Licensee shall be the owner of any such modifications. Such modifications, if approved by Licensor, shall not affect Licensor's warranty or maintenance obligations hereunder. Licensor shall not incorporate any such modifications into its software for distribution to third parties unless it first agrees to pay Licensee a reasonable royalty, pursuant to mutually agreed upon terms.

        14. Indemnity: Licensor, at its own expense, shall indemnify and hold harmless Licensee, its subsidiaries, affiliates or assignees, and their directors, officers, employees and agents and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including attorneys' fees, to the extent that it is based upon a claim (1) that the Program used hereunder infringes or violates any patents, copyrights, trade secrets, licenses, or other property rights of any third party, (2) of any other breach or alleged breach of this Agreement, or (3) relating to the exploitation of this License. Licensee may, at its own expense, assist in such defense if it so chooses, provided that, as long as Licensor can demonstrate sufficient financial resources, Licensor shall control such defense and all negotiations relative to the settlement of any such claim. Licensee shall promptly provide Licensor with written notice of any claim which Licensee believes falls within the scope of this paragraph. In the event that the Program or any portion thereof is held to constitute an infringement and its use is enjoined, Licensor shall have the obligation to, at its expense: (i) modify the infringing Program without impairing in any material respect the functionality or performance thereof, so that it is non-infringing, (ii) procure for Licensee the right to continue to use the infringing Program, or (iii) replace said Program with equally suitable, non-infringing software. These remedies shall be in addition to, and not exclusive of all other remedies available to Licensee. Licensor agrees to indemnify Licensee for any liability or expense due to claims for personal injury or property damage either arising out of the furnishing or performance of the Program or the services provided hereunder or arising out of the fault or negligence of Licensor.

        15. Confidentiality:

               (a) Confidential Information. The terms of this Agreement, technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by either of the parties hereto ("Disclosing Party") to the other ("Receiving Party") are the confidential information ("Confidential Information").

               (b) Restrictions on Use. Receiving Party agrees that except as authorized in a writing signed by Disclosing Party: (i) Receiving Party will preserve and protect the confidentiality of all Confidential Information; (ii) Receiving Party will not disclose the


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existence, source, content or substance of the Confidential Information to any third party, or make copies of Confidential Information; (iii) Receiving Party will not deliver Confidential Information to any third party, or permit the Confidential Information to be removed from Receiving Party's premises; (iv) Receiving Party will not use Confidential Information in any way other than as provided in this Agreement; (v) Receiving Party will not disclose, use or copy any third party information or materials received in confidence by Receiving Party for purposes of work performed under this Agreement; and (vi) Receiving Party shall require that each of its employees and independent contractors who work on or have access to the Confidential Information maintain Disclosing Party's Confidential Information with the same care and security as they would their own.

               (c) Limitations. Information shall not be considered to be Confidential Information if Receiving Party can demonstrate that it (i) is already known or otherwise becomes publicly known through no act of Receiving Party; (ii) is lawfully received from third parties subject to no restriction of confidentiality; (iii) can be shown by Receiving Party to have been independently developed by it without use of the Confidential Information; or
(iv) is authorized in a writing signed by Disclosing Party to be disclosed, copied or used.

               (d) Injunctive Relief. Each party acknowledges that any breach of the provisions of this Paragraph 15 may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that the other party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Paragraph 15.

        16. Licensor's Proprietary Notices: Licensee agrees that any copies of the Program or Documentation which it makes pursuant to this Agreement shall bear all copyright, trademark and other proprietary notices included therein by Licensor and, except as expressly authorized herein, Licensee shall not distribute same to any third party without Licensor's prior written consent. Notwithstanding the preceding sentence, Licensee may add its own copyright or other proprietary notice to any copy of the Program or Documentation which contains modifications to which Licensee has ownership rights pursuant to this Agreement.

        17. Most Favored Customer: Licensor agrees to treat Licensee as its most favored customer. Licensor represents that all of the prices, warranties, benefits and other terms being provided hereunder are equivalent to or better than the terms being offered by Licensor to its current customers, including, without limitation, the obligation to promptly provide Licensee with any updates Licensor generates relating to the Program. If, during the warranty period or Program Maintenance Contract, Licensor enters into an agreement with any other customer providing such customer with more favorable terms, then this Agreement shall be deemed appropriately amended to provide such terms to Licensee. Licensor shall promptly provide Licensee with any refund or credits thereby created.

        18. Assignment: Licensee may assign this agreement at its sole discretion. Licensor shall not assign this Agreement without Licensee's prior written consent, which shall not be unreasonably withheld. An assignee of either party, if authorized hereunder, shall have all of the rights and obligations of the assigning party set forth in this Agreement.

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        19. Miscellaneous Provisions:

               (a) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof. No modification, amendment, waiver, termination or discharge of this Agreement or any of the terms or provisions hereof shall be binding upon either party hereto unless confirmed by a written instrument signed by both parties. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect either party's respective rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

               (b) Agency. Licensor is an independent contractor hereunder. Nothing contained herein shall be construed or interpreted as constituting an employer/employee, partnership, joint venture, or agency relationship between the Licensor and Licensee. No third party is intended to be a third party beneficiary hereof.

               (c) Binding Agreement. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, licensees and representatives of each party hereto.

               (d) Notice. The respective addresses of the parties hereto for all purposes of this Agreement are set forth on page 1 hereof, unless and until notice of a different address is received by the party notified of that different address. All notices shall be in writing and shall be either served by certified or registered mail (return receipt requested), by hand delivery, or by facsimile, in each case with all charges prepaid. Notices shall be deemed effective when mailed, hand delivered, or faxed, all charges prepaid, except for notices of change of address. A copy of each notice to Licensee shall be simultaneously sent to Michael Leventhal, Esq., Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 2049 Century Park East, Suite 700, Los Angeles, CA 90067, and David A. Fisher, Esq., Fisher Thurber LLP, 4225 Executive Square, Suite 1600, La Jolla, CA 92037-1483.

               (e) Severability. If any provision of this Agreement shall be held void, invalid, or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though no such void, invalid, or inoperative provision had been contained herein.

               (f) Attorney Fees. In the event of any action, suit, or proceeding arising from or based upon this agreement brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its reasonable attorneys' fees in connection therewith in addition to the costs of such action, suit, or proceeding.

               (g) Governing Law. This Agreement has been entered into in the State of California and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of California applicable to contracts entered into and performed entirely therein. The parties hereto agree that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within the State of California, and each party

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consents and agrees that jurisdiction and venue for such proceedings shall lie exclusively with such courts.

               (h) Remedies. The rights and remedies of Licensee set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it in law or in equity.


        IN WITNESS WHEREOF the parties have executed this agreement on the date first set forth above.

LICENSOR                                           LICENSEE


By:                                                By:
   ---------------------------------                  --------------------------
      Brian L. Harcourt                                   Peter Wulff
Its: Vice Chairman                                 Its: CFO and Treasurer

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                                   EXHIBIT "A"

                          SOURCE CODE ESCROW AGREEMENT